                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 10, 1997
                                                          -------------


                                BEC GROUP, INC.
             (Exact name of registrant as specified in its charter)




  Delaware                         1-14360                        13-3868804
  --------                         -------                        ----------
  (State of                      (Commission                   (IRS Employer
Incorporation)                   File Number)                Identification No.)



Suite B-302, 555 Theodore Fremd Avenue, Rye, New York              10580
-----------------------------------------------------              -----
(Address of principal executive offices)                          Zip Code


Registrant's telephone number, including area code: (914) 967-9400
                                                    --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed from last report)





                                 Page 1 of 25.
                    Index to Financial Statements at page 4.

    ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS

    The following Financial Statements, pro forma financial information and exhibits are filed as part of this Report.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED: The financial statements of Bolle France for the year ended December 31, 1996, required to be provided by Rule 3-05(b) of Regulation S-X, together with the report of Price Waterhouse LLP, Bolle France's Independent Accountants, dated July 9, 1997.

         (b) PRO FORMA FINANCIAL INFORMATION: Pro forma financial information required to be provided pursuant to Article 11 of Regulation S-X.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 22, 1997                       BEC GROUP, INC.


                                                 /s/ Ian G.H. Ashken

                                                 ---------------------------
                                                 By:  Ian G.H. Ashken
                                                 Title:  Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS


Document                                                          Page
--------                                                          ----
Audited financial statements of Bolle France                Filed electronically
for the year ended December 31, 1996, required              herewith
to be provided by Rule 3-05(b), together with
the report of Price Waterhouse LLP, Bolle
France's Independent Accountants,
dated July 9, 1997.

Pro Forma financial information required                    Filed electronically
to be provided pursuant to Article 11 of                    herewith
Regulation S-X.

HOLDING BF SA AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996
Report of Independent Accountants

July 9, 1997

                         REPORT OF INDEPENDENT ACCOUNTS


To the Board of Directors and
Shareholders of Holdings BF SA
HOLDING BF SA
Les Leches Rouges
39360 Viry




In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Holding BF SA and its subsidiaries at December 31, 1996 and the results of their operations and their cash flows for the year in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Befec - Price Waterhouse




Olivier Auscher

HOLDING BF SA AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1996
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS, EXCEPT SHARE DATA)

ASSETS                                                  NOTE       1996
Current assets:
   Cash and cash equivalents                                    FF  17,415
   Trade receivables, less allowance for doubtful
      accounts of FF 1,184                                          55,902
   Trade receivables - related parties                   2           9,135
   Inventories, net                                      3          25,818
   Other current assets                                              1,990
                                                                ----------
      Total current assets                                         110,260

   Property and equipment, net                           4          10,681
   Investments in unconsolidated subsidiaries                          191
   Other assets                                                        380
                                                                ----------
      Total assets                                              FF 121,512
                                                                ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                             FF  24,722
   Accrued liabilities                                   6          21,991
   Short term debt                                       5           5,793
   Short term debt - related parties                     2           5,623
                                                                ----------
      Total current liabilities                                     58,129

Pension liability                                                      900
Commitments and contingencies                            9           5,050
                                                                ----------
      Total liabilities                                             64,079

Minority interests                                       8          11,594

Stockholders' equity:
   Common stock - 16,500 shares issued and                          16,500
   outstanding par value:   FF 1,000
   Retained earnings                                                29,417
   Cumulative translation adjustments                                  (78)
                                                                ----------
      Total stockholders' equity                                    45,839
                                                                ----------
      Total liabilities and stockholders' equity                FF 121,512
                                                                ==========

The accompanying pages 11 to 20 are an integral part of these financial statements.

HOLDING BF SA AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)


                                                         NOTES      1996
Net sales
   Trade                                                        FF 209,734
   Related parties                                         2        25,259
                                                                 ----------
        Total net sales                                            234,993

Costs and expenses
   Costs of sales                                                  156,570
   Selling, general and administrative expenses                     34,698
   Advertising and sponsoring expenses                               5,854
   Interest expense, net                                             1,308
   Interest expense - related parties                      2           926
   Other expenses, net                                               1,006
   Equity in losses of unconsolidated subsidiaries                    (509)
                                                                ----------
      Total costs and expenses                                     199,853

Income before income taxes                                          35,140

Provision for income taxes                                 7         9,123
                                                                ----------

Net income before minority interests                                26,017

Minority interests                                         8         8,450
                                                                ----------

Net income                                                      FF  17,567
                                                                ==========



The accompanying pages 11 to 20 are an integral part of these financial statements.

HOLDING BF SA AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
DECEMBER 31, 1996
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)



                                             COMMON STOCK          RETAINED       CUMULATIVE         TOTAL
                                          SHARES      AMOUNT       EARNINGS       TRANSLATION
                                                                                  ADJUSTMENTS
Balance - December 31, 1995                165      FF 16,500      FF 13,500                         FF 30,000
Dividend to stockholders                                              (1,650)                           (1,650)
Translation adjustments                                                            FF       (78)           (78)
Net income                                                            17,567                            17,567
                                           ---      ---------         ------       ------------         ------

Balance - December 31, 1996                165      FF 16,500      FF 29,417       FF       (78)     FF 45,839
                                           ===         ======         ======       ============         ======





The accompanying pages 11 to 20 are an integral part of these financial statements.

HOLDING BF SA AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1996
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)


                                                                  1996
Cash flows from operating activities:
     Net income                                               FF 17,567
     Adjustments to reconcile income to net
     cash provided by operating activities:
     Minority interest                                            8,450
     Depreciation and amortization                                4,386
     Bad debt expense                                             1,091
     Loss on sale of property and equipment                          69
     Changes in current assets and liabilities:
     Accounts receivable                                            736
     Inventories                                                 (1,438)
     Other current assets                                        (1,918)
     Accounts payable                                               340
     Accrued liabilities                                          4,570
       Other assets                                                (380)
                                                              ---------
     Net cash provided by operating activities                   33,473
                                                              ---------

Cash flows used by investing activities:
     Capital expenditures                                        (4,488)
     Proceeds from sale of fixed assets                              91
                                                              ---------
     Net cash used by investing activities                       (4,397)
                                                              ---------

Cash flows used by financing activities:
     Increase in bank debt                                        4,513
     Decrease in short term debt, related parties
       (Bolle family)                                           (21,621)
     Cash dividends to stockholders                              (1,650)
     Cash dividends to minority stockholders                     (9,642)
                                                              ---------
     Net cash used by financing activities                      (28,400)
                                                                 ------

Net increase in cash and cash equivalents                           676

Cash and cash equivalents at beginning of year                   16,739
                                                              ---------
Cash and cash equivalents at end of year                      FF 17,415
                                                              =========





The accompanying pages 11 to 20 are an integral part of these financial statements.

HOLDING BF SA AND SUBSIDIARIES
DECEMBER 31, 1996
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements of Holding BF SA and subsidiaries (the "Group") have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements of the Group include only the subsidiaries and equity investments held on a legal entity basis. Accordingly, the consolidated financial statements include the accounts of Holding BF SA and its wholly owned and majority-owned subsidiaries (SNC Bolle 76 %, Bolle Protection Sarl 100 %, Bolle Production Sarl 88 %).

Business

The Holding BF SA and subsidiaries operates in one business segment and manufactures and sells sunglasses, safety glasses, sport shields and ski goggles. These products are manufactured in the Group's plant in Oyonnax, France and through subcontractors and are sold to distributors or direct customers located mainly in the United States and Europe.

Principles of Consolidation

All significant intercompany transactions, profits and accounts have been eliminated in consolidation. Investments in companies in which the Group does not have control, but has the ability to exercise significant influence are accounted for by the equity method. Bolle Sunglasses Ltd and Bolle Canada Inc are held by majority-owned subsidiaries of Holding BF SA, and therefore the Group's ownership of each of these entities is 38 %, respectively.

Revenue Recognition

Revenue is recognized upon shipment or delivery of products with estimates provided for returns based on historical experience.

HOLDING BF SA AND SUBSIDIARIES
DECEMBER 31, 1996
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

Concentration of Credit Risk and Major Customers

In the opinion of management, concentration of credit risk varies significantly on a country-by-country basis. The Group sells to customers in twenty countries, with the majority of sales to customers in the United States, Europe, Australia and Canada.

Credit is generally extended based on an evaluation of the customer's financial condition and on-going relationship with the Group, and collateral is generally not required. Credit risk is affected by conditions or occurrences in the local economies and relative strength of the retail environment in each of the countries where the Group's customers operate. The Group establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information.

For the year ended December 31, 1996 one customer located in the United States of America represented 28 % of the Group's net sales.

The Group sells its products to three related party distributors, Bolle UK, Bolle Japan and Bolle Diffusion Sarl which are respectively 52 %, 30 % and 100 % owned by the shareholders of Holding BF S.A. The aggregate amount of sales to these distributors represented 11 % of the Group's sales.

Foreign Currency Translation

For non-French subsidiaries which operate in a local currency environment, assets and liabilities are translated into French Francs at year-end exchange rates. Income and expense items are translated at average rates prevailing during the year. Translation adjustments for these subsidiaries are accumulated in a separate component of Stockholders' Equity.

Foreign Currency Transactions

In the normal course of business, operations (mainly sales) of the Group are exposed to fluctuations in currency values, and in particular to the US dollar. The Group does not enter into any type of financial instrument with respect to balance sheet exposure arising from foreign exchange risk.

HOLDING BF SA AND SUBSIDIARIES
DECEMBER 31, 1996
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

The Group, however, has entered into a series of agreements with a customer providing a series of fixed exchange rates on the French franc/U.S. dollar exchange rate for sales to that customer. Foreign currency transaction losses amounting to FF 314 at December 31, 1996 are included with interest expense.

Cash and cash equivalents

Cash and cash equivalents represent investments with maturities of three months or less from the time of purchase, and are carried at cost which approximates fair value because of the short maturity of those instruments. Cash paid for interest and income taxes was FF 1 232 and FF 7 852, respectively for the year ended December 31, 1996.

Warranties

Certain sales which are subject to warranty against material defects. Potential future warranty costs are provided for.

Impairment of Long-Lived Assets

At each balance sheet date, the Group evaluates the realizability of long-lived assets based on expectations of undiscounted cash flows. Should this review indicate that the cost of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine whether a write-down to market value is required.

Pensions and post retirement indemnity

A provision is recorded for legal employees' lump sum termination indemnities. These indemnities are due to employees which leave the Group at retirement age
(65) and depend upon the length of employees' service. The obligation, which is not funded, is calculated using an actuarial method (discount rate of 6.19 %, salary increase of 2.5 %) and takes into account staff turnover and mortality statistics until retirement age. There are no other pensions, post-retirement or post employment obligations to the company as such employee benefits are provided by the French social security system.

HOLDING BF SA AND SUBSIDIARIES
DECEMBER 31, 1996
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

Research and Development

Research, development and engineering expenditures which amounted to FF 1,376 in 1996 are expensed as incurred. Substantially all engineering and development costs are related to developing new products or designing significant improvements to existing products.

Income Taxes

Taxable income/loss of the various companies comprising the Group was included in the tax returns of the appropriate taxable entity. Accordingly, consolidated income tax returns were not prepared for the Group.

Deferred income taxes are provided on the difference in basis of assets and liabilities between financial reporting and tax returns using enacted tax rates. A valuation allowance is recorded when realization of deferred tax assets is not assured.

Investments in unconsolidated subsidiaries

Investments in more than 20 % owned affiliates are carried on the balance sheet according to the equity method. Other investments are carried out at cost. A reserve would be recorded if the cost exceeds fair value.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires Group management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair value

At December 31, 1996, the carrying value of financial instruments such as trade receivables, accounts payable and short term debt approximated their fair values based on the short term maturities of these instruments.

HOLDING BF SA AND SUBSIDIARIES
DECEMBER 31, 1996
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

NOTE 2 - RELATED PARTY TRANSACTIONS

As disclosed in Note 1, the Group sells to related parties for which transactions and balances have been, to the extent possible, disclosed under the caption "related parties" in the statement of operations and on the balance sheet (Bolle UK, Bolle Japan, Bolle Diffusion Sarl). Such transactions are realized at conditions equivalent to those prevailing for unrelated parties.

As disclosed in Note 5, the Group borrows from certain stockholders (Bolle family). Interest expense and balances are disclosed in the statement of operations and on the balance sheet, respectively.

Certain stockholders of the Group own 100 % of RM Plastique Sarl, a company with which the Group subcontracts certain assembly tasks. Services rendered by RM Plastique Sarl, amounting to FF 1,385 for the year ended December 31, 1996, are invoiced at cost on an arm's length basis.

The minority stockholders in SNC Bolle referred to in Note 8 are also the majority stockholders of the Group.


NOTE 3 : INVENTORIES

Inventories consist of the following at December 31 :

                                                        1996
Raw materials                                    FF   13,076
Work in progress                                      10,580
Finished goods                                         6,862
Reserves                                              (4,700)
                                                      ------
                                                   FF 25,818
                                                      ======

Inventories are stated at the lower of cost or market value. Costs include material, direct labor and production overhead. Inventory is determined on an average cost basis. Obsolescence expense was FF 167 for the year ended December 31, 1996.

HOLDING BF SA AND SUBSIDIARIES
DECEMBER 31, 1996
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment net consists of the following at December 31 :

                                                              1996
Buildings and fixtures                                  FF  11,193
Machinery and equipment                                     55,895
Motor vehicles                                               2,564
Office furniture                                             3,296
                                                            ------
                                                            72,948
Less accumulated depreciation                              (62,267)
                                                            ------
                                                        FF  10,681
                                                            ======

Property and equipment are stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed on either a straight line basis or on an accelerated basis (mainly for moulds and presses), over the estimated useful lives of the assets. Useful lives range from 3 years for moulds to 20 years for buildings. Asset cost and accumulated depreciation amounts are removed for dispositions and retirements, with resulting gains and losses reflected in earnings.

Depreciation expense for the year ended December 31, 1996 amounted to FF 4,386.


NOTE 5 - SHORT TERM DEBT

                                                               1996
Short term debt
     Bank debt                                          FF      607
     Bank overdraft                                           5,186
                                                             ------
                                                              5,793
     Short term debt-related parties (Bolle family)           5,623
                                                             ------
     Total short term debt                              FF   11,416
                                                             ======

HOLDING BF SA AND SUBSIDIARIES
DECEMBER 31, 1996
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

The Group benefits from bank credit facilities which extend through October 31, 1997 totaling FF 8 200 at an interest of Pibor + 1.5. The rate of interest for the year ended December 31, 1996 averaged 7.7 %.

Short term related party debt represents dividends declared by the Group payable to the Bolle family and interest accrued on such undistributed dividends at a variable rate of interest, which averaged 6.42 % in 1996.


NOTE 6 - ACCRUED LIABILITIES

Accrued liabilities consist of the following at December 31 :

                                                                       1996
Salaries, wages and other employee benefits                       FF  5 228
Fringe benefits accruals                                              2,053
Interest                                                              1,924
Incomes taxes                                                         7,117
Deferred income tax                                                   1,154
Warranty                                                              3,400
Other                                                                 1,115
                                                                     ------
                                                                  FF 21,991
                                                                     ======

HOLDING BF SA AND SUBSIDIARIES
DECEMBER 31, 1996
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

NOTE 7 - INCOME TAXES

The provision (benefit) from income taxes consists of the following :

                                                             1996
Current                                                 FF 12,588
Deferred                                                   (3,465)
                                                           ------
                                                        FF  9,123
                                                           ======

The Group's effective tax rate differs from the statutory rate of 36.7 % as follows :

                                                                           1996
                                                                             %
French statutory rate                                                      36.7
Non taxable income attributable to minority stockholders (see note 8)     (10.5)
Other                                                                     ( 0.2)
Effective income tax rate                                                  26.0
                                                                           ====


Significant components of deferred income taxes are as follows at December 31 :


                                                                 1996
Pension liability                                           FF   (467)
Accrued liabilities                                         FF    697
Other liabilities                                           FF    624
                                                                 ----
                                                            FF    854
                                                                 ====

At December 31, 1996, other assets include FF 300 of deferred tax assets and accrued liabilities include FF 1, 154 of deferred tax liabilities.

HOLDING BF SA AND SUBSIDIARIES
DECEMBER 31, 1996
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

NOTE 8 - MINORITY INTERESTS

                                                                         1996
Minority interests at December 31, 1995                             FF 12,786
Minority interests in net income of consolidated subsidiaries           8,450
Dividends paid to minority stockholders                                (9,642)
                                                                       ------
Minority interests at December 31, 1996                             FF 11,594
                                                                       ======


Minority shareholders have a 24 % interest in SNC Bolle, a Group consolidated subsidiary which form of incorporation provides for an allocation of pre-tax income to minority shareholders in the period earnings are generated. Minority interests in the statement of operations for the year ended December 31, 1996 include FF 8,011 relating to SNC Bolle. This amount is on a pre-tax basis as the related income tax is born directly by the minority stockholders (see note
7).



NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Group has various commitments to purchase materials and supplies as part of the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of current market.

The Group is currently subject to a tax audit, the final conclusions of which are not available. The Group is also subject to various risks with respect to matters arising from the normal course of business. Accordingly, the Group has recorded an incremental charge of FF 1,550 in connection with these matters in 1996. Management believes that the probable resolution of such contingencies will not materially affect the financial position or results of operations of the Group.

HOLDING BF SA AND SUBSIDIARIES
DECEMBER 31, 1996
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

NOTE 10 - SUBSEQUENT EVENTS

On July 9, 1997, a purchase agreement was signed whereby Bolle Inc., a wholly-owned subsidiary of BEC Group Inc. acquired from the Bolle family, shareholders of Holding BF SA, all of the shares of Holding BF SA and subsidiaries. Further, in connection with the purchase agreement, Holding BF SA acquired the minority interests in SNC Bolle and all of the outstanding stock of RM Plastiques Sarl prior to closing of the transaction.

A customer representing approximately 10 % of net trade sales in 1996 has informed the Group that it may discontinue its relationship by the end of September 1997.

The balance of the Bolle family debt (December 31, 1995 : FF 27,244, December 31, 1996 : FF 5,623 - see note 5 above) was reimbursed in 1997.

The purchase agreement stipulates that the land on which the building is erected will be sold by the Bolle family for a contribution of FF 2,500. The land has been leased since 1991 for an annual rental of FF 176.

                                BEC GROUP, INC.
                    PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the acquisition of BF Holding and related assets (the "Acquisition" of "Bolle France") under the purchase method of accounting. The pro forma combined financial statements are based on the historical audited and unaudited interim financial statements of BEC Group, Inc. ("BEC" or the "Company") and Bolle France and the estimates and assumptions set forth below.

The audited financial statements of Bolle France for the year ended December 31, 1996 reflect the consolidation, on a legal basis, of BF Holding prior to
its acquisition by BEC.   The unaudited interim financial statements of Bolle
France as of and for the six months ended June 30, 1997 reflect the consolidation of BF Holdings based upon ownership following BEC's acquisition. Accordingly, the first column of pro forma adjustments to the statement of operations for the year ended December 31, 1996 represents adjustments to present the results on a consistent ownership basis with June 30, 1997 results and with the ownership structure following the acquisition.

Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial information presented herein is not necessarily indicative of the results of operations or financial position that BEC would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Reports on Form 10-Q for the three months ended March 31, 1997 and June 30, 1997, which are incorporated herein by reference.

BEC GROUP, INC.
PRO FORMA BALANCE SHEET
AS OF JUNE 30, 1997
(Amounts in thousands)

                                                                  (1)
                                                                BOLLE       PRO FORMA              PRO FORMA
                                                 BEC GROUP      FRANCE     ADJUSTMENTS            CONSOLIDATED

ASSETS
Current assets:
  Cash & Cash Equivalents                         $  1,613     $  1,258     $   (500)     (a)      $   2,371
  Trade receivables                                 13,892        9,698       (1,442)     (b)         22,148
    Allowance for doubtful accounts                   (824)        (347)                              (1,171)
                                                  ----------------------------------            ------------
    Trade receivables, net                          13,068        9,351       (1,442)                 20,977

  Inventories                                       16,844        6,003                               22,847
  Other current assets                               5,831          370       (1,000)     (c)          5,201
                                                  ----------------------------------            ------------
    Total current assets                            37,356       16,982       (2,942)                 51,396
                                                  ==================================            ============

Investment in subsidiaries                                            0                                    0
Investment in affiliates                            10,047           43                               10,090
Property and equipment                              17,128        2,053        8,500      (d)         27,681
  Accumulated depreciation                          (3,498)           0                               (3,498)
                                                  ----------------------------------            ------------
    Property and equipment, net                     13,630        2,053        8,500                  24,183
                                                  ----------------------------------            ------------
Goodwill                                            12,621            0        6,787      (e)         19,408
  Accumulated amortization, goodwill                  (717)           0                                 (717)
                                                  ----------------------------------            ------------
    Goodwill, net                                   11,904            0        6,787                  18,691
Other intangible assets                              2,373            0       40,000      (f)         42,373
                                                  ----------------------------------            ------------
  Accumulated amortization, other intangibles         (477)           0                                 (477)
                                                  ----------------------------------            ------------
    Other intangible assets, net                     1,896            0       40,000                  41,896
                                                  ----------------------------------            ------------
Other assets                                         4,422            0                                4,422
                                                  ----------------------------------            ------------
  Total assets                                    $ 79,255     $ 19,078     $ 52,345               $ 150,678
                                                  ==================================            ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

  Short term debt                                 $ 18,645     $    425     $  3,000      (g)      $  22,070
  Accounts payable                                   5,402        5,117       (1,442)     (b)          9,077
  Accrued social costs                               1,285          752                                2,037
  Other accrued expenses                             8,042        2,005        2,800      (h)         12,847
                                                  ----------------------------------            ------------
    Total current liabilities                       33,374        8,299        4,358                  46,031

  Long term debt                                    26,423            0       30,000      (g)         56,423
  Long term liabilities                              9,656        1,266        5,500      (i)         16,422
                                                  ----------------------------------            ------------
  Total liabilities                                 69,453        9,565       39,858                 118,876
                                                  ----------------------------------            ------------

Minority interests                                                            12,706      (j)          12,706

Stockholders' equity:
  Capital                                           28,471        9,513       (9,513)     (k)          28,471
  Preferred Stock                                                     0        9,294      (l)           9,294
  Retained earnings                                (18,669)                        0                  (18,669)
                                                  ----------------------------------             ------------
  Total stockholders' equity                         9,802        9,513         (219)                  19,096
                                                  ----------------------------------             ------------
Total liabilities and stockholders' equity        $ 79,255     $ 19,078     $ 52,345               $  150,678
                                                  ==================================             ============

(1) Represents BF Holding based on the legal ownership of its subsidiaries prior to the reorganization which occurred simultaneously with BEC Group's acquisition of BF Holding.

BEC GROUP, INC.
PRO FORMA STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1997
(Amounts in thousands)

                                                          (1)
                                                         BOLLE       PRO FORMA
                                           BEC GROUP     FRANCE     ADJUSTMENTS      PRO FORMA
REVENUES:
Net sales                                   $33,642      $16,633      ($3,060) (m)   $47,215

COSTS AND EXPENSES:
Cost of sales                                19,124       10,883       (3,060) (m)    26,947
Selling general and administrative           10,619        3,945         (179) (n)    15,103
                                                                          718  (o)
Interest expense                              1,712          144          846  (p)     2,958
                                                                          256  (q)
Other income                                   (826)        (185)                     (1,011)
                                            -------      -------      -------        -------
Total costs and expenses                     30,629       14,787       (1,419)        43,997
                                            -------      -------      -------        -------

Income from continuing operations
   before income taxes                        3,013        1,846       (1,641)         3,218
Provision for income taxes                      964          791         (656) (r)     1,099
                                            -------      -------      -------        -------
Income form continuing operations
   before minority interests                 $2,049       $1,055        ($985)        $2,119
                                            =======      =======       ======        =======

Weighted average shares                      17,613                                   17,613
Earnings per share                            $0.12                                    $0.12

     (1) Represents BF Holding based on the legal ownership of its subsidiaries after to the reorganization which occurred simultaneously with BEC Group's acquisition of BF Holding.

BEC GROUP, INC.
PRO FORMA STATEMENT OF OPERATIONS
FOR THE COMBINED YEAR ENDED DECEMBER 31, 1996
(Amounts in thousands)

                                                      (1)            (2)
                                                     BOLLE        PRO FORMA ADJUSTMENTS
                                       BEC GROUP     FRANCE        I               II           PRO FORMA
REVENUES:
Net sales                               $66,996      $45,953     $2,599       ($12,955) (m)     $102,593

COSTS AND EXPENSES:
Cost of sales                            37,805       30,617      2,723        (12,955) (m)       58,190
Selling general and administrative       20,630        7,930         58           (123) (n)       29,931
                                                                                 1,436  (o)
Interest expense                          2,588          437        (20)         1,980  (p)        5,496
                                                                                   511  (q)
Other (income) expense                   (1,453)          97         22                           (1,334)
                                        -------      -------     ------       --------          --------
Total costs and expenses                 59,570       39,081      2,783         (9,151)           92,283
                                        -------      -------     ------       --------          --------
Income from continuing operations
   before income taxes                    7,426        6,872       (184)        (3,804)           10,310
Provision for income taxes                2,505        1,784        (59)        (1,522) (r)        2,767
                                        -------      -------     ------       --------          --------
Income form continuing operations
   before minority interests             $4,921       $5,088      ($125)       ($2,282)           $7,543
                                        =======      =======     ======       ========          ========
Weighted average shares                  17,669                                                   17,669
Earnings per share                        $0.28                                                    $0.43


     (1) Represents BF Holding based on the legal ownership of its subsidiaries prior to the reorganization which occurred simultaneously with BEC Group's acquisition of BF Holding.

     (2) Represents the adjustments necessary to reflect reorganization of BF Holding and its subsidiaries

                  NOTES TO THE PRO FORMA COMBINED FINANCIAL
                            STATEMENTS (Unaudited)
                     (In thousands, except per share data)

PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a) Adjustment to reflect the use of Bolle France cash to finance the purchase of the land and building.
(b) Adjustment to reflect the elimination of trade receivables and payables between Bolle France and Bolle America.
(c) Adjustment to reflect the credit of BEC's good faith deposit towards the cash portion of the purchase price.
(d) Adjustment to reflect estimated fair value of buildings and land purchased as part of the Acquisition.
(e) Adjustment to reflect estimated goodwill to be recorded on the Acquisition and amortized over a 40-year life.
(f) Adjustment to reflect the estimated fair value of the worldwide Bolle(R) trademark amortized over a 40 year life.
(g) Adjustment to reflect draw down of the NationsBank credit facility to satisfy a portion of the cash consideration to purchase Bolle France.
(h) Adjustment to reflect transaction expenses payable.
(i) Adjustment to reflect reserve for Acquisition related liabilities.
(j) Adjustment to reflect the issuance of Bolle Inc. preferred stock and common stock to Sellers to satisfy a portion of the purchase consideration.
(k) Adjustment to reflect the elimination of Bolle France stockholders' equity balance as the transaction is accounted for as a purchase.
(l) Adjustment to reflect the issuance of BEC preferred stock to Sellers to satisfy a portion of the purchase consideration.

PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

(m) Adjustment to reflect the elimination of sales from Bolle France to Bolle America during the period.
(n) Adjustment to reflect the elimination of Acquisition related expenses at Bolle France.
(o) Adjustment to reflect the depreciation of the fair value adjustment to the building and product molds over a useful life of 30 years and to reflect the amortization of the goodwill and trademark value recorded over an estimated useful life of 40 years.
(p) Adjustment to reflect the increase in interest expense resulting from the increased credit facility used to satisfy the cash portion of the purchase price. Interest is assumed at 5.5% per annum. The effect on pre-tax income from a 1/8% variance in the interest rate would be $41.
(q) Adjustment to reflect six months contractual interest of 5.5% on the BEC Preferred Stock issued in connection with the Acquisition.
(r) Adjustment to reflect a statutory tax rate of 40%.